UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026 (April 16, 2026)

QVC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Wilson Drive

West Chester, Pennsylvania 19380

(Address of principal executive offices, including zip code)

(484) 701-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A common stock	QVCGA	The Nasdaq Stock Market LLC
Series B common stock	QVCGB	OTCQB Venture Market
8.0% Series A Cumulative Redeemable Preferred Stock	QVCGP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On April 16, 2026, QVC Group, Inc. (“QVC Group” or the “Company” and together with certain of its affiliates, the “Company Parties”) entered into a Restructuring Support Agreement (the “Restructuring Support Agreement” with (i) certain holders of the 4.750% Senior Secured Notes due 2027, 4.375% Senior Secured Notes due 2028, 6.875% Senior Secured Notes due 2029, 5.450% Senior Secured Notes due 2034, 5.950% Senior Secured Notes due 2043, 6.375% Senior Secured Notes due 2067 and 6.250% Senior Secured Notes due 2068 (collectively, the “QVC Notes”) issued by QVC, Inc. (“QVC”) (such holders, the “Consenting QVC Noteholders”), (ii) certain holders of the 3.75% senior unsecured exchangeable debentures due 2030, 4.00% senior unsecured exchangeable debentures due 2029, 8.25% senior unsecured debentures due 2030, and 8.50% senior unsecured debentures due 2029 (collectively, the “LINTA Notes”) issued by Liberty Interactive LLC (“Liberty LLC”) (such holders, the “Consenting LINTA Noteholders”) and (iii) certain lenders (the “Consenting RCF Lenders” and, together with the Consenting QVC Noteholders and the Consenting LINTA Noteholders, the “Consenting Stakeholders”) providing revolving commitments and extensions of credit pursuant to that certain Fifth Amendment and Restatement Agreement dated as of October 27, 2021, by and among QVC and QVC Global Corporate Holdings, LLC, as borrowers, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative and collateral agent. (the “Credit Agreement,” and the revolving credit facility thereunder, the “Credit Facility,” and such lenders, the “RCF Lenders”). The Credit Facility, together with the QVC Notes and LINTA Notes, are herein referred to as the “Debt Instruments”. The transactions contemplated in the Restructuring Support Agreement are expected to be implemented through a prepackaged chapter 11 process (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

The Restructuring Support Agreement and the proposed prepackaged plan of reorganization (the “Plan”) attached thereto contemplate the restructuring of the Company Parties’ outstanding funded debt obligations, including approximately $2.15 billion of outstanding QVC Notes, approximately $1.5 billion of outstanding LINTA Notes and approximately $2.9 billion outstanding under the Credit Facility. Specifically, the material terms of the Restructuring Support Agreement and the Plan include, among other things, that:

•	QVC or any successor or assign thereto, by merger, consolidation, or otherwise (such entity, “Reorganized QVC”) shall issue approximately $1.3 billion in aggregate original principal amount of takeback debt (the “Takeback Debt”) on the terms and conditions set forth in the Takeback Debt Documents (as defined in the Restructuring Support Agreement);

•	on or as soon as reasonably practicable following the effective date of the Plan (the “Effective Date”), receipt by the holders of claims arising under, in connection with, or on account of the Credit Facility and the QVC Notes of their pro rata share of: (i) QVC Distributable Cash (as defined in the Plan); (ii) the Takeback Debt; and (iii) 100% of the equity in Reorganized QVC, subject to dilution by the management incentive plan;

•	non-funded debt general unsecured claims (including all trade claims and contract and lease claims) will be unimpaired; and

•	QVC will enter into a $300.0 million debtor-in-possession letter of credit facility (the “DIP LC Facility”) with JPMorgan Chase Bank, N.A., as agent, to issue new letters of credit and roll existing letters of credit to support operations during the pendency of the Chapter 11 Cases, cash collateralized by $315 million deposited in a cash collateral account; commitments under the DIP LC Facility would expire upon the earliest of (i) six months from the Petition Date, (ii) the Effective Date and (iii) the occurrence of an event of default, all as more fully set forth in the DIP LC Facility Term Sheet attached as Exhibit D to the Restructuring Support Agreement, which is filed as part of Exhibit 10.1 hereto, and subject to Bankruptcy Court approval pursuant to interim and final DIP orders.

In accordance with the Restructuring Support Agreement, each Consenting Stakeholder agreed, among other things, to (i) support the Restructuring Transactions (as defined in the Restructuring Support Agreement) and vote and exercise any powers or rights available to it in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions; (ii) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders; (iii) not object to, delay, impede or take any other action to interfere with acceptance, implementation or consummation of the Restructuring Transactions and use commercially reasonable efforts to oppose any person from taking such action; (iv) give any notice, order, instruction or direction to the applicable agents and trustees as necessary to give effect to the Restructuring Transactions; (v) negotiate in good faith and use commercially reasonable efforts to execute and implement certain documents that are consistent with the Restructuring Support Agreement; and (vi) vote to accept the Plan on a timely basis following commencement of the Solicitation.

In accordance with the Restructuring Support Agreement, the Company Parties agreed, among other things, to (i) support and take all steps reasonably necessary and desirable to implement and consummate the Restructuring Transactions in accordance with the Restructuring Support Agreement and the Definitive Documents (as defined in the Restructuring Support Agreement) (ii) to the extent any legal, regulatory, financial or structural impediment arises that would prevent, hinder or delay the consummation of the Restructuring Transactions, take all steps reasonably necessary and desirable to address any such impediment; (iii) use commercially reasonable efforts to obtain any and all required regulatory or other third-party approvals for the Restructuring Transactions; (iv) negotiate in good faith and take all steps reasonably necessary to execute and deliver any required agreements to effectuate and consummate the Restructuring Transactions; (v) use commercially reasonable efforts to seek additional support for the Restructuring Transactions from other material stakeholders to the extent reasonably prudent; (vi) provide draft copies of all Definitive Documents to counsel to the Consenting Stakeholders as soon as reasonably practicable, but in no event less than two business days prior to the date when the Company Parties intend to file such documents with the Bankruptcy Court; (vii) not object to, delay, impede or take any other action that would be reasonably expected to interfere with acceptance, implementation or consummation of the Restructuring Transactions; and (viii) not seek to amend, terminate or modify the Plan or any Definitive Document in a manner that is not consistent with the Restructuring Support Agreement.

The Restructuring Support Agreement contains various milestones, or dates by which the Company Parties are required to, among other things, obtain certain orders of the Bankruptcy Court and consummate the Restructuring Transactions, including the following (a) filing the Plan and Disclosure Statement with the Bankruptcy Court no later than the Petition Date; (b) obtaining confirmation of the Plan no later than 75 days of the Petition Date; and (c) the occurrence of the Plan Effective Date no later than 90 days of the Petition Date.

The signatories to the Restructuring Support Agreement may terminate the Restructuring Support Agreement under certain circumstances, including the failure to meet the milestones set forth above. Additionally, each of the Company Parties may terminate the Restructuring Support Agreement in the event the board of directors, board of managers or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal (as defined in the Restructuring Support Agreement). In addition, the Restructuring Support Agreement shall automatically terminate upon the occurrence of the Effective Date.

The Plan remains subject to Bankruptcy Court approval and the satisfaction of certain conditions precedent. Accordingly, no assurance can be given that the transactions described in the Restructuring Support Agreement or the Plan will be consummated.

The foregoing descriptions of the Restructuring Support Agreement (and the Plan and other exhibits attached thereto) do not purport to be complete and are qualified in their entirety by references to the full text of the Restructuring Support Agreement (and the Plan and other exhibits attached thereto) and Disclosure Statement. Copies of the Restructuring Support Agreement and Disclosure Statement (as defined below) are filed as Exhibits 10.1 and 99.1 to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

Item 1.03	Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On April 16, 2026 (the “Petition Date”), the Company Parties commenced the Chapter 11 Cases under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court to implement the Restructuring Transactions and the Plan, in accordance with the Restructuring Support Agreement. Concurrently, the Company filed the Plan with the Bankruptcy Court. The Company has requested that the Bankruptcy Court administer the Chapter 11 Cases jointly for administrative purposes only under the caption, In re QVC Group, Inc. et al.

The Company Parties expect to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. QVC Group and QVC are requesting approval from the Bankruptcy Court for a variety of “first day” motions to continue their ordinary course operations during the Chapter 11 Cases. The Plan and requested first day relief anticipate that non-funded debt general unsecured claims, including trade, contract and lease claims, will be unimpaired and paid in full in the ordinary course of business.

Subject to Bankruptcy Court approval with respect to the solicitation of votes necessary to approve the Plan (the “Solicitation”), as well as the scheduling of a combined hearing to approve the adequacy of the proposed Disclosure Statement (as defined below) and to confirm the Plan, in each case, on the timeline requested by the Company Parties, the Company Parties anticipate emerging from the Chapter 11 Cases within approximately 90 days of the Petition Date.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company Parties’ obligations under the following Debt Instruments:

•	Approximately $2.9 billion of borrowings (plus any accrued but unpaid interest in respect thereof) under the Credit Agreement.

•	Approximately $2.15 billion aggregate principal amount of QVC’s outstanding senior secured notes (plus any accrued but unpaid interest in respect thereof), consisting of: (a) $44.0 million of 4.750% senior secured notes due 2027; (b) $72.0 million of 4.375% senior secured notes due 2028; (c) $605.0 million of 6.875% senior secured notes due 2029; (d) $400.0 million of 5.450% senior secured notes due 2034; (e) $300.0 million of 5.950% senior secured notes due 2043; (f) $225.0 million of 6.375% senior secured notes due 2067; and (g) $500.0 million of 6.250% senior secured notes due 2068, each issued pursuant to their respective indentures and supplemental indentures, as applicable.

•	Approximately $1.5 billion aggregate principal amount of Liberty LLC's outstanding debentures (plus any accrued but unpaid interest in respect thereof), consisting of: (a) $413.0 million of 3.75% exchangeable senior debentures due 2030; (b) approximately $287 million of 8.50% senior unsecured debentures due 2029; (c) $280.0 million of 4.00% senior unsecured exchangeable debentures due 2029; and (d) $505.0 million of 8.25% senior unsecured debentures due 2030, each issued pursuant to that certain indenture dated as of July 7, 1999, as amended, supplemented or otherwise modified from time to time, by and among Liberty LLC (f/k/a Liberty Media Corporation) and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to The Bank of New York Mellon), as trustee.

The Credit Facility and QVC Notes provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. The exchangeable senior debentures provide that the amount accelerated is the greater of (x) the current principal amount of the exchangeable senior debentures or (y) the market value of the reference shares, plus all accrued and unpaid interest and all pass-through distributions due with respect to the reference shares shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments were automatically stayed as a result of the Chapter 11 Cases (the “Automatic Stay”), and the stakeholders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code, including the Automatic Stay.

Item 7.01	Regulation FD Disclosure.

Commencement of the Solicitation

Pursuant to the Restructuring Support Agreement, on April 16, 2026, prior to filing the Chapter 11 Cases, the Company Parties commenced the Solicitation, including by distributing a disclosure statement relating to the Plan (the “Disclosure Statement”) and other solicitation materials to certain eligible holders of claims against the Company Parties that are entitled to vote on the Plan. A copy of the Disclosure Statement is furnished with this Report as Exhibit 99.1.

This Report does not constitute an offer to sell or a solicitation of an offer to buy any securities, any securities referred to herein, nor is this Report a solicitation of consents to or votes to accept the Plan. Any solicitation or offer will only be made pursuant to the Disclosure Statement (as may be amended) and only to such persons and in such jurisdictions as is permitted under applicable law.

Press Release

On April 16, 2026, the Company issued a press release announcing the Company’s entry into the Restructuring Support Agreement, commencement of the Solicitation, and the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Cleansing Material

Prior to the filing of the Chapter 11 Cases, the Company entered into confidentiality agreements (collectively, the “NDAs”) with certain RCF Lenders, QVC Noteholders, and LINTA Noteholders and their advisors (the “NDA Parties”) to continue confidential discussions and negotiations concerning a potential transaction. Pursuant to the NDAs, the Company provided the NDA Parties with confidential information and agreed to publicly disclose certain information (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Current Report on Form 8-K as Exhibit 99.3.

The Cleansing Material was prepared by the Company solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company or any third party considers the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. The Cleansing Material includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error. The Company’s independent accountants have not examined, compiled, or otherwise applied procedures to any such projections or forecasts and, accordingly, do not express an opinion or any other form of assurance with respect thereto. Inclusion of the Cleansing Material should not be regarded as an indication that the Company or its representatives consider the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such.

Additional Information on the Chapter 11 Cases

Bankruptcy Court filings and other information related to the Chapter 11 Cases are available at a website administered by the Company Parties’ claims agent, Kroll Restructuring Administration, LLC, at https://restructuring.ra.kroll.com/QVC. Information may also be obtained by calling Kroll representatives toll-free at +1 (888) 575-5337, or +1 (347) 292-4386 for calls originating outside of the U.S. or Canada, or by emailing ProjectQuartzBallot@ra.kroll.com with "In re: QVC -- Solicitation Inquiry" in the subject line.

The information contained in this Item 7.01, including in Exhibits 99.1, 99.2 and 99.3 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. Court filings and other information related to the Chapter 11 Cases are available at the claims agent website identified above; the documents and other information available via any website referenced herein are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

Cautionary Note Regarding the Chapter 11 Cases

The Company cautions that trading in the Company’s securities now and during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of the Company’s capital stock, including its Series A common stock, Series B common stock and preferred stock, will not receive distributions in the Chapter 11 Cases, and that all such interests will be canceled under the Plan for no consideration.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K (this “Current Report”) includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s expectations with respect to operating in the normal course, the Chapter 11 Cases process (including the Company’s ability to successfully emerge from the process and the timing thereof) and the potential delisting and downgrade of the Company’s capital stock from the Nasdaq Capital Market and OTCQB Venture Market, respectively. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s restructuring process, on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of the Chapter 11 Cases); objections to the Company’s restructuring process or other pleadings filed that could protract the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases, and the outcome of the Chapter 11 Cases in general; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; the impact of the expected delisting and downgrade of the Company’s capital stock by the Nasdaq Capital Market and OTCQB Venture Market, as applicable; the Company’s ability to comply with the restrictions imposed by the terms and conditions of certain financing arrangements; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; and employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties. These forward-looking statements speak only as of the date of this Current Report, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including the most recent Form 10-K, for additional information about the Company and about the risks and uncertainties related to the Company’s business, which may affect the statements made in this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Restructuring Support Agreement, dated as of April 16, 2026, by and among QVC Group, Inc., certain of its affiliates and the Consenting Stakeholders (as defined therein).
99.1	Disclosure Statement, dated as of April 16, 2026.
99.2	Press Release, dated as of April 16, 2026.
99.3	Cleansing Material.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QVC GROUP, INC.

Date: April 16, 2026	By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary